Exhibit 10.09

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 20th day of October, 1999, by and between Dominion Income Management, Inc. ("Purchaser") and TAKE TO AUCTION.COM, INC., a Florida corporation (the "Corporation").

                                    RECITALS

         A. The Corporation currently has an authorized capitalization consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of which 7,368,421 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of Preferred stock, par value $0.001, of which no shares are issued and outstanding.

         B. Purchaser desires to purchase, and the Corporation desires to sell, three hundred sixty-eight thousand and four hundred twenty-one (368,421) shares of Common Stock (the "Stock"), subject to the terms and conditions of this Agreement.

         C. The directors of the Corporation, having considered the provisions of this Agreement, have approved this Agreement, having determined that the provisions hereof are in the best interests of the Corporation and its shareholders.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Subscription for Purchase. Intending to be legally bound, Purchaser hereby irrevocably subscribers for and purchases and the Corporation hereby irrevocably issues and sells the Stock at the Purchase Price set forth in
Section 2 hereof.

         Section 2. Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid for the Stock to be acquired pursuant to this Agreement is three hundred fifty thousand Dollars ($350,000.00). The Purchase Price shall be paid and delivered as set forth in Section 3 below.

         Section 3. Closing. The closing shall occur at the principal office of offices of Baker & McKenzie, 1200 Brickell Avenue Miami, Florida 33131, at 10:00 a.m. on October 21, 1999, or at such other time and place as the Company shall designate by written notice to the undersigned. At the closing, the Corporation shall present Purchaser share certificates for all shares of Stock to be acquired, such share certificates to be in proper form for transfer. Purchaser, upon receipt of a proper tender of the Stock from the Corporation, shall tender payment of the Purchase Price in cash or by official bank check or money order (or such other form of consideration as may be mutually agreed upon by the parties).

         Section 4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Corporation as follows:

                  (a) State Securities Laws. Purchaser received this Agreement and first learned of the offer and sale of the Stock contemplated hereby in Florida. Purchaser executed and will execute all documents contemplated hereby in Florida, and intends that the laws of Florida govern this offering of Stock.

                           Purchaser understands, agrees and acknowledges that
the Stock has not been registered under the Florida Securities Act in reliance upon exemption provisions contained therein which the Corporation believes are available. Any sale made pursuant to such exemption provisions is voidable by Purchaser within three business days after the first tender of consideration is made by Purchaser to the issuer, an agent of the issuer or an escrow agent. A withdrawal within such three day period will be without any further liability to any person. To accomplish this withdrawal, a subscriber need only send a letter or telegram to the Corporation at the address set forth in these offering documents, indicating his or her intention to withdraw.

                           Such letter or telegram should be sent and postmarked
prior to the end of the aforementioned third business day. It is advisable to send such letter by certified mail, return receipt requested, to ensure that it is received and also to evidence the date it was mailed. If the request is made orally, in person or by telephone, to a representative of the Corporation, a written confirmation that the request has been received should be requested.

                  (b) Authority. Purchaser has the capacity, power and authority to execute this Agreement and perform her obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and (assuming the due execution and delivery hereof by the Corporation) constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

                  (c) Acquisition for Investment. Purchaser shall acquire the Stock for investment solely for Purchaser's account and not for distribution, transfer or resale to others.

                  (d) Restrictions on Transfer. Purchaser understands that she must bear the economic risk of the purchase of the Stock for an indefinite period of time because, except as provided in this Agreement, (i) the Corporation's sale of the Stock to Purchaser will not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws in reliance on Purchaser's representations; (ii) the Stock may not be sold, transferred, pledged, or otherwise disposed of without the consent of the Corporation and an opinion of counsel for or satisfactory to the Corporation that registration under the Act or any applicable state securities laws is not required; (iii) the Corporation neither has an obligation to register a sale of the Stock nor has it agreed to do so in the future; and (iv) the exemption provided in Rule 144 under the Act is not presently available for the resale of any Stock, and it is unlikely that such exemption will be available at any time in the future with respect to any proposed transfer of Stock.



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

                  (e) Certain Risk Factors. Purchaser understands the speculative nature of and risks involved in the proposed investment in the Corporation, and all matters relating to the structure and the operations of the Corporation have been discussed and explained to Purchaser's satisfaction. For a discussion of certain risk factors that should be considered in connection with an investment in the Common Stock offered hereby, please see the section entitled Risk Factors contained in the Business Plan dated August, 1999, attached hereto as Exhibit A. Purchaser specifically acknowledges, understands and agrees that, (i) as a minority shareholder, Purchaser will have no control over or influence in the management of the Corporation, (ii) that no return on investment, whether through distributions, appreciation, transferability or otherwise, and no above-average or other performance, by, through or of the Corporation, has been promised, assured, represented or warranted by the Corporation or any director, officer, employee, agent or representative thereof;
(iii) that there is no present public or other market for the Stock and that there may never be a public or other market for the Stock; and (iv) that the purchase of the Stock is a highly speculative investment, involving a high degree of risk, and is suitable only for persons of adequate financial means who are able to bear the economic risks inherent in such an investment and have no need for liquidity in this investment in that, among other things, (a) such persons may not be able to liquidate their investment in the event of an emergency or otherwise, (b) transferability is extremely limited, and (c) in the event of a disposition or otherwise, such persons could sustain a complete loss of their entire investment.

                  (f) Restrictive Legends. Purchaser understands that the certificate evidencing Purchaser's Stock will bear a restrictive legend prohibiting the transfer thereof except in compliance with the applicable state and federal securities laws.

                  (g) Access to Information. Purchaser has been offered, and up to the date of purchase shall be offered, the opportunity to ask questions of, and receive answers from, the Corporation and to obtain any additional information, to the extent that the Corporation possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the documents delivered to Purchaser and has in general had access to all information Purchaser has deemed material to an investment decision with respect to the purchase of the Stock.

         Section 5. Representations of the Corporation. The Corporation hereby represents and warrants to Purchaser that, upon payment of the Purchase Price and upon the issuance and delivery of the Stock to Purchaser in accordance with the terms and conditions of this Agreement, the Stock will be duly authorized, validly issued, fully paid and nonassessable; and Purchaser will be the true and lawful owner of the Stock, and will hold such Stock free and clear of any and all security interests, liens, claims, options, charges or other legal or equitable restrictions or encumbrances.

         Section 6. Legend. All certificates representing Stock of the Corporation issued to Purchaser shall bear the following legend. At the bottom of the face of each such certificate there shall appear the following statement:

         "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SEE REVERSE SIDE."


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

All certificates representing Stock of the Corporation issued to the shareholders shall also bear the following legends on the reverse side of the certificate (or legends in substantially similar form):

                           "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

The Corporation may also cause to be imposed upon such certificates such other legends as counsel to the Corporation shall determine to be required under the provisions of any federal securities act or any state law.

         Section 7. Notice. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the person to whom addressed or, is given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed to:

      To the Corporation:  Take to Auction.com, Inc.
                           2335 N.W. 107th Avenue, Suite 2 M-23
                           Miami, Florida  33172
                           Attn:  Albert Friedman, President
                           Telephone:  (305) 436-8070
                           Telecopier:  (305) 436-8016


      With a copy to:      Baker & McKenzie,
                           1200 Brickell Avenue, 19th Floor
                           Miami, Florida  33131
                           Telecopier:  (305) 789-8953
                           Attention:  Keith Wasserstrom, Esq.

      To Purchaser:        At the address provided on the signature page hereto.



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

Any party may change its address for the purposes of this Agreement by giving notice of such change of address to the other parties in the manner herein provided for giving notice. Time shall be of the essence with respect to all time periods specified for the giving of notices to the Corporation hereunder.

         Section 8. Miscellaneous.

                           (a) Modification. This Agreement may only be amended,
terminated or modified by the written consent of all parties.

                           (b) Successors. This Agreement cannot be assigned,
transferred or otherwise conveyed by Purchaser without the consent of the Corporation which consent shall not be unreasonably withheld. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors, executors and assigns, and the parties hereto do covenant and agree that they themselves and their respective heirs, executors, successors, administrators and assigns will execute any and all instruments, releases, assignments and consents that may be reasonably required of them to more fully execute the provisions of this Agreement.

                           (c) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute but one and the same Agreement.

                           (d) Headings. All headings set forth in this
Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

                           (e) Governing Law. This Agreement shall be governed
by and shall be construed and enforced in accordance with the laws of the State of Florida. To the fullest extent permitted by law, the subscriber and the Corporation hereby (a) submit to the jurisdiction of the Florida and United States courts for the Florida judicial circuit and the federal district, respectively, wherein lies Miami-Dade County, Florida for purposes of any legal action or proceeding brought under this Agreement and (b) agree that exclusive venue of any such action or proceeding may be laid in Miami-Dade County, Florida and waive any claim that the same is an inconvenient forum.

                           (f) Entire Agreement. This Agreement constitutes the
entire Agreement of the parties hereto with respect to the subject matter hereof, and it is hereby agreed that any prior oral or written agreements concerning the sale or disposition of the Stock shall be null and void.

                           (g) Specific Performance; Fees. The right to own and
vote Stock is hereby declared by the parties hereto to be a unique right, the loss of which is not susceptible to monetary quantification. Consequently, the parties hereto agree that an action for specific performance of the purchase and sale obligations created by this Agreement is a proper remedy for the breach of its provisions. If the parties to this Agreement are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the


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

prevailing party shall be entitled to recover their reasonable attorneys' fees and court costs incurred in enforcing such rights.

                           (h) Indemnification. Each party shall indemnify and
hold each other and their respective affiliated companies, officers, directors, employees, stockholders and agents harmless from all liabilities, claims, costs, damages and expenses, including reasonable attorney's fees and costs, at both the trial and appellate levels, arising out of any breach on the part of the either party with respect to any of their respective representations or obligations under this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have hereunto set their names as of the date first above written.

                                        TAKE TO AUCTION.COM, INC.

                                        By: /s/ Albert Friedman
                                            ------------------------------------
                                        Name: Albert Friedman
                                        Title: President

                                        Purchaser:

                                        Dominion Income Management, Inc.

                                        By: /s/  Andrew L. Evans
                                            ------------------------------------
                                        Name: Andrew L. Evans
                                        Title: Chairman

                                        Address of Purchaser:

                                        15302 25th Drive S.E.
                                        Millcreek, WA  95612


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